SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                   Form 8-K/A




      Amendment No. 1 to Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934




        Date of Report (Date of earliest event reported): April 30, 1997




                           ASR INVESTMENTS CORPORATION
                           ---------------------------
             (Exact name of registrant as specified in its charter)



          MARYLAND                      1-9646                   86-0587826
       ---------------            ---------------------    ---------------------
       (State or other            (Commission File No.)    (IRS Employer ID No.)
jurisdiction of incorporation)



               335 North Wilmot, Suite 250, Tucson, Arizona 85711
               --------------------------------------------------
               (Address of principal executive office) (Zip Code)



       Registrant's telephone number, including area code: (520) 748-2111


                                 Not Applicable
              -----------------------------------------------------
          (Former name or former address, if changed since last report)

                          ASR INVESTMENTS CORPORATION

                  Amendment No. 1 to Current Report on Form 8-K
                             Filed on May 15, 1997


ITEM 2.          ACQUISITION OR DISPOSITION OF ASSETS

The Winton Acquisition

         Pursuant to the Master Combination and Contribution Agreement dated as of November 8, 1996 (the "Combination Agreement") and an Addendum to the Master Combination and Contribution Agreement dated as of April 30, 1997 (the "Addendum") among ASR Investments Corporation ("ASR" or the "Company"), Don W. Winton, certain limited partnerships in which Mr. Winton is the general partner (the "Winton Partnerships"), Winton & Associates, Inc. ("Winton & Associates"), Heritage Communities L.P. ("Heritage Communities"), Heritage Residential Group, Inc. ("Heritage Residential"), Heritage SGP Corporation ("Heritage SGP"), Pima Mortgage Limited Partnership ("Pima Mortgage"), Pima Realty Advisors, Inc. ("Pima Realty"), Jon A. Grove, Joseph C. Chan, and Frank S. Parise, Jr., on April 30, 1997, Heritage Communities, in which ASR is a general partner, acquired substantially all of the assets and properties of the Winton Partnerships consisting primarily of 13 apartment properties located in the state of Washington and Texas, and one office building located in the state of Washington (the "Winton Acquisition"). In connection with the Acquisition, ASR or its subsidiaries (i) assumed or refinanced first mortgage loans totalling $49,396,000, (ii) issued 683,626 shares of ASR's common stock, par value $.01 per share (the "Common Stock"), (iii) issued limited partnership units in Heritage LP ("LP Units") that are convertible into an aggregate of 942,184 shares of Common Stock at any time following April 30, 1998, and (iv) paid $1,250,000 in closing costs to the Winton Partnerships. The following is a description of each of the properties acquired by the Company in the Winton Acquisition.

   Aspen Court Apartments. The Aspen Court Apartments are located in Arlington, Texas, a suburb of Dallas, Texas and consist of 140 units built in 1985. The Aspen Court Apartments were completely repainted in December 1996. As of September 30, 1996, the Aspen Court Apartments had an average monthly rent of $543, or $.73 per square foot per month, and an average occupancy rate of 93%. The deemed value of the property under the Combination Agreement was $4,400,000. A subsidiary of the Company assumed the existing first mortgage debt of approximately $2.0 million secured by the property and bearing interest at 7.5% per annum and maturing in 2008. The property's main competition for tenants comes primarily from existing multifamily apartment projects in the surrounding North Arlington area of east Forth Worth. Although several new apartment communities have been developed in the area surrounding the Aspen Court
Apartments in the last few years, such apartment communities generally contain larger, more costly, units with additional amenities, and as a result, are not in direct competition with the Aspen Court Apartments. There are 114 competing apartment projects in the area consisting of over 19,000 apartment units. The average occupancy for the area at September 30, 1996 was approximately 94% and the average monthly rental rate was $528, or $.66 per square foot per month. The Company plans no immediate major capital expenditures for the Aspen Court Apartments as a result of the consistent upkeep of the property and the recently completed repaint of the entire property.

   Highlands of Preston Apartments. The Highlands of Preston Apartments are located in Plano, Texas, a suburb of Dallas, Texas and consist of 220 units built in 1985. As of September 30, 1996, the Highlands of Preston Apartments had an average monthly rent of $610, or $.78 per square foot per month, and an average occupancy rate of 96%. The deemed value of the property under the Combination Agreement was $8,800,000. A subsidiary of the Company assumed the existing first mortgage debt of approximately $4.9 million secured by the property and bearing interest at 8.00% per annum and maturing in 2000. The property's primary competition for tenants comes from existing multifamily apartment projects in the surrounding West Plano area of north Dallas. Numerous new apartment projects have been developed in the greater West Plano area in recent years, which may attract tenants temporarily to these new projects as these projects offer concessions to maximize occupancy rates. However, due to the typically larger size and more expensive stabilized leasing rates, these new projects will not act as direct, long-term competition for the Highlands of Preston Apartments. Additional competition comes from the abundant, but more expensive, single family home market in this upscale area. There are 58 competing apartment projects in the area consisting of over 13,000 apartment units. The average occupancy for the area at September 30, 1996 was approximately 95% and the average monthly rental rate was $700, or $.80 per square foot per month. The Company plans no immediate major capital expenditures for the Highlands of Preston Apartments as a result of the consistent upkeep of the property.

   14400 Montfort Townhomes. The Montfort Townhomes are located in Dallas, Texas and consist of 83 units built in 1986. As of September 30, 1996, the Montfort Townhomes had an average monthly rent of $982, or $.88 per square foot per month, and an average occupancy rate of 92%. The deemed value of the property under the Combination Agreement was $5,650,000. A subsidiary of the Company assumed the existing first mortgage debt of approximately $4.1 million secured by the property and bearing interest at a floating rate of 2.25% above the 11th district cost of funds index, which was approximately 4.8% at September 30, 1996, subject to an interest rate floor and cap of 1.31% and 11.31%, respectively, per annum and maturing in 2006. The property's primary competition for tenants comes from new and existing luxury multifamily apartment projects in the surrounding north Dallas area. There are 111 apartment projects in the area consisting of over 21,000 apartment units. The average occupancy for the area at September 30, 1996 was approximately 93% and the average monthly rental rate was $625, or $.76 per square foot per month. These occupancy and rental statistics reflect all of the 111 apartment projects in the area, whereas the property competes only with the newest and highest quality properties, which generally have higher rental rates and square footage per unit than the averages for all of the apartment properties in the area reflect. The Company plans no immediate major capital expenditures, for the Montfort Townhomes as a result of the consistent upkeep of the property and the recently completed repaint of the entire property.

   Briar Park Apartments. The Briar Park Apartments are located in Houston, Texas and consist of 80 units built in 1983. A total replacement of the roofs of the Briar Park Apartments was completed in October 1996. As of September 30, 1996, the Briar Park Apartments had an average monthly rent of $515, or $.56 per square foot per month, and an average occupancy rate of 89%. The deemed value of the property under the Combination Agreement was $2,200,000. A subsidiary of the Company assumed the existing first mortgage debt of approximately $1.4 million secured by the property and bearing interest at 8.42% per annum and maturing in 2006, with the remainder of the equity paid in shares of the Company's Common Stock, LP Units, or cash. The property's primary competition for tenants comes from existing multifamily apartment projects in the surrounding Inwood area of northwest Houston. There are 27 competing apartment projects in the area with the majority of projects completed in the early 1980s. There have been no new projects built since 1984 in the area surrounding the property, although a number of older projects have been renovated in recent years. The average occupancy for the area at September 30, 1996 was approximately 92% and the average montly rental rate was $404, or $.50 per square foot per month. The
Company plans no immediate major capital expenditures for the Briar Park Apartments as a result of the consistent upkeep of the property and the aforementioned roof replacement.

   Chelsea Park Apartments. The Chelsea Park Apartments are located in Houston, Texas and consist of 204 units built in 1983. The Chelsea Park Apartments were completely repainted in November 1996. As of September 30, 1996, the Chelsea Park Apartments had an average monthly rent of $518, or $.62 per square foot per month, and an average occupancy rate of 95%. The deemed value of the property under the Combination Agreement was $5,600,000. A subsidiary of the Company secured new financing of the existing first mortgage debt of approximately $2.9 million secured by the property and bearing interest at 8.50% per annum and maturing in 1999. The property's primary competition for tenants comes from existing multifamily apartment projects in the surrounding Steeplechase area of northwest Houston. There are 30 competing apartment projects in the area with the majority of projects completed in the early 1980s, and several additional projects built in the last several years. Apartment units built in the area in the 1990s are generally larger, more expensive and have more amenities than older units, and as a result, are not in direct competition with Chelsea Park. The average occupancy for the area at September 30, 1996 was approximately 90% and the average rental rate was $558, or $.65 per square foot per month. The Company plans no immediate major capital expenditures for the Chelsea Park Apartments as a result of the consistent upkeep of the property and the recently completed repainting of the property.

   Marymont Apartments. The Marymont Apartments are located in Tomball, Texas, a suburb of Houston, Texas and consist of 128 units built in 1983. As of September 30, 1996, the Marymont Apartments had an average monthly rent of $567, or $.65 per square foot per month, and an average occupancy rate of 98%. The deemed value of the property under the Combination Agreement was $4,350,000. A subsidiary of the Company assumed the existing first mortgage debt of approximately $2.5 million secured by the property and bearing interest at 8.50% per annum and maturing in 2015. The property's primary competition for tenants comes from existing multifamily apartment projects in the surrounding Tomball area of northwest Houston. There are 12 competing apartment projects in the area with the majority of projects completed in the mid-1980s. No new construction has occurred in the area since 1986. The average occupancy for the area at September 30, 1996 was approximately 93% and the average monthly rental rate was $505, or $.60 per square foot per month. The Company plans no immediate major capital expenditures for the Marymont Apartments as a result of the consistent upkeep of the property.

   Riverway Apartments. The Riverway Apartments are located in Bay City, Texas, approximately 60 miles southwest of Houston and consist of 152 units built in 1985. As of September 30, 1996, the Riverway Apartments had an average monthly rent of $359, or $.48 per square foot per month, and an average occupancy rate of 73%. The deemed value of the property under the Combination Agreement was $1,900,000. A subsidiary of the Company assumed the existing first mortgage debt of approximately $1.2 million secured by the property and bearing interest at 8.75% per annum and maturing in 2005. The property's main competition for tenants comes from several existing multifamily apartment projects in the surrounding, primarily rural, area. A substantial portion of the tenant population consists of temporary workers in the nuclear power industry, the surrounding chemical manufacturing plants and construction jobs. The Company believes that the project competes for tenants with two other projects of similar quality in the area. No third-party statistical research relating to the apartment communities in the area is available, and, as a result, the Company is relying upon its review of rental rate structures of competing apartment properties and historical financial and leasing data available for the Riverway Apartments to evaluate the performance of the property. The Company's own surveys suggest that the rental rates compete favorably with the few other projects in which it competes directly, with rental rates of between $275 and $425, and average occupancy of approximately 85%. The Company plans no immediate major capital expenditures for the Riverway Apartments as a result of the consistent upkeep of the property.

   Timbercreek Landing Apartments. The Timbercreek Landing Apartments are located in Houston, Texas and consist of 204 units built in 1984. As of September 30, 1996, the Timbercreek Landing Apartments had an average monthly rent of $482, or $.62 per square foot per month, and an average occupancy rate of 94%. The deemed value of the property under the Combination Agreement was $5,500,000. A subsidiary of the Company assumed the existing first mortgage debt of approximately $3.4 million secured by the property and bearing interest at 9.00% per annum and maturing in 2015. The property's primary competition for tenants comes from existing multifamily apartment communities in the surrounding Bear Creek area of northwest Houston. There are 32 competing apartment communities in the area with the majority of projects completed in the early 1980s. Only one new project has been constructed in the area since 1984. The average occupancy for the area at September 30, 1996 was approximately 92% and the average monthly rental rate was $494, or $.62 per square foot per month. The Company plans no immediate major capital expenditures for Timberweek Landing Apartments as a result of the consistent upkeep of the property.

   Campus Commons North Apartments. The Campus Commons North Apartments are located in Pullman, Washington and consist of 234 units built in 1985. As of September 30, 1996, the Campus Commons North Apartments had an average monthly rent per unit of $754, or $.83 per square foot per month, and an average occupancy rate of 96%. The units on the property are primarily leased to students attending Washington State University. The Campus Commons North
Apartments experiences high occupancy for 10 months out of the year and substantial vacancy during June and July of each year. Average rental rates for June and July averages approximately $150. The deemed value of the property under the Combination Agreement was $10,900,000. A subsidiary of the Company assumed the existing first mortgage debt of approximately $6.7 million secured by the property and bearing interest at 7.90% per annum and maturing in 2017. The property's primary competition for tenants comes from existing multifamily apartment communities in the surrounding area. The project relies on the consistent or growing enrollment at Washington State University to maintain its desired occupancy. The property's four- bedroom units compete primarily with two and three- bedroom units in other apartment communities in the area. No third-party statistical research relating to the apartment communities in the area is available, and, as a result, the Company is relying upon its review of rental rate structures of competing apartment properties and historical financial and leasing data available for the Campus Commons North Apartments to evaluate the performance of the property. The Company's own surveys suggest that the average monthly rental rates compete favorably with other project rates of between $.60 to $.80 per square foot, and average occupancy of approximately 93%. The Company plans no immediate major capital expenditures for the Campus Commons North Apartments as a result of the consistent upkeep of the property.

   Campus Commons South Apartments. The Campus Commons South Apartments are located in Pullman, Washington and consist of 100 units built in 1971. As of September 30, 1996, the Campus Commons South Apartments had an average monthly rent per unit of $723, or $.68 per square foot per month, and an average occupancy rate of 94%. The property is located in close proximity to Campus Commons North and experiences the same rental trends. The deemed value of the property under the Combination Agreement was $4,100,000. A subsidiary of the Company assumed the existing first mortgage debt of approximately $2.7 million secured by the property and bearing interest at 8.75% per annum and maturing in 2006. The property's primary competition for tenants comes from existing multifamily apartment communities in the surrounding area. The project relies on the consistent or growing enrollment at Washington State University to maintain its desired occupancy. The property's two-bedroom, two-bath units compete with similar large units at comparatively aged projects, and smaller units at newer projects. No third-party statistical research relating to the apartment communities in the area is available, and, as a result, the Company is relying upon its review of rental rate structures of competing apartment properties and historical financial and leasing data available for the Campus Commons South Apartments to evaluate the performance of the property. The Company's own surveys suggest that the average monthly rental rates compete favorably with other project rates of between $.56 to $.83 per square foot, and average occupancy of approximately 93%. The Company plans no immediate major capital expenditures for the Campus Commons South Apartments as a result of the consistent upkeep of the property.

   Pacific South Center Office Building. The Pacific South Center Office Building is located in Seattle, Washington and consists of 73,232 square feet of mixed-use office space built in 1975. As of September 30, 1996, the Pacific South Center Office Building was 100% leased to various tenants. The current leases under which the property is leased are scheduled to expire during the period of 1997-2004 with an average lease maturity date of approximately 2002, and average rental rates per square foot of approximately $10 per annum. Major tenants include TCI Cable, a sports bar (whose owners have maintained occupancy in this building site for the past 15 years), and a health club. The deemed value of the property under the Combination Agreement was $5,400,000. A subsidiary of the Company assumed the existing first mortgage debt of approximately $3.2 million secured by the property and bearing interest at 9.125% per annum and maturing in 2006. The office complex competes for tenants with other similarly sized, mixed-use office complexes in the Seattle-Tacoma ("Sea-Tac") airport area. The Sea-Tac office market is comprised of numerous high-class office buildings, but few mixed-use office complexes of similar size, with easy access to major freeways. The Company plans no immediate major capital expenditures for the Pacific South Center Office Building as a result of the consistent upkeep of the property.

   Greenwood Creek Apartments. The Greenwood Creek Apartments are located in Fort Worth, Texas and consist of 328 units built in 1984. Substantial capital improvements were completed on the property in 1996, including remodeling of the leasing office, installation of access gates and perimeter fencing, and repainting of the entire property. As of September 30, 1996, the Greenwood Creek Apartments had an average monthly rent of $429, or $.60 per square foot per month, and an average occupancy rate of 92%. The deemed value of the property under the Combination Agreement was $7,700,000. A subsidiary of the Company assumed the existing first mortgage debt of approximately $5.0 million secured by the property and bearing interest at 7.48% per annum and maturing in 2006. The property's primary competition for tenants comes from existing multifamily apartment communities in the surrounding area of southwest Fort Worth. There are 64 competing apartment communities in the area consisting of over 11,000 apartment units. The average occupancy for the area at September 30, 1996 was approximately 95% and the average monthly rental rate was $460, or $.62 per square foot. The Company plans no immediate major capital expenditures for the Greenwood Creek Apartments as a result of the substantial capital improvements recently completed.

   Springfield Apartments. The Springfield Apartments are located in Dallas, Texas and consist of 218 units built in 1986. Substantial capital improvements were completed on the property in late 1996, including the repair of the parking lot, the installation of access gates and perimeter fencing, and the repainting of the entire property. As of September 30, 1996, the Springfield Apartments had an average monthly rent of $609, or $.72 per square foot per month, and an average occupancy rate of 89%. The deemed value of the property under the Combination Agreement was $8,420,000. A subsidiary of the Company assumed the existing first mortgage debt of approximately $5.5 million secured by the property and bearing interest at 7.375% per annum and maturing in 2016. The property's primary competition for tenants comes from new and existing multifamily apartment communities in the surrounding Carrollton area of north Dallas. Numerous new apartment communities have been developed in the greater area in recent years, which may attract tenants temporarily as these projects offer concessions to maximize occupancy rates. However, due to the typically larger size and more expensive stabilized leasing rates, these new projects will not act as direct long-term competition for the project. There are 100 competing apartment communities in the area consisting of over 17,000 apartment units. The average occupancy for the area at September 30, 1996 was approximately 94% and the average monthly rental rate was $611, or $.71 per square foot per month. The Company plans no immediate major capital expenditures for the Springfield Apartments as a result of the substantial capital improvements recently completed.

   Country Club Place Apartments. The Country Club Place Apartments are located in Richmond, Texas, a suburb of Houston, Texas and consist of 169 units built in 1986. Substantial capital improvements were completed on the property in late 1996, including the remodeling of the leasing office, complete roof replacement for a substantial portion of the property, installation of access gates and perimeter fencing, and the repainting of the entire property. As of September 30, 1996, the Country Club Place Apartments had an average monthly rent of $530, or $.65 per square foot per month, and an average occupancy rate of 88%. The deemed value of the property under the Combination Agreement was $5,350,000. A subsidiary of the Company assumed the existing first mortgage debt of approximately $3.5 million secured by the property and bearing interest at 8.00% per annum and maturing in 2006. The property's primary competition for tenants comes from existing multifamily apartment communities in the surrounding Richmond area of southwest Houston, and from affordable single family housing in the area. There are 18 competing apartment communities in the area with the majority of projects completed between 1976 and 1984. No new construction has occurred since development of the property was completed in 1986. The average occupancy for the area at September 30, 1996 was approximately 87% and the average monthly rental rate was $431, or $.56 per square foot per month. The Company plans no immediate major capital expenditures for Country Club Place Apartments as a result of the substantial capital improvements recently completed.

         The description contained herein of the Winton Acquisition is qualified in its entirety by reference to the Combination Agreement, the Addendum, and ASR's Definitive Proxy Statement filed with the Securities and Exchange Commission (the "Commission") on March 27, 1997, which were attached to the Company's Form 8-K filed on May 15, 1997 and are incorporated herein by reference.

The Management Mergers

         The Associates Merger

         Pursuant to the Combination Agreement and the Agreement and Plan of Reorganization dated as of November 8, 1996 (the "Associates Merger Agreement") among ASR, Heritage Residential, Winton & Associates, and Mr. Winton, on May 1, 1997 Winton & Associates merged with and into Heritage Residential, a wholly owned subsidiary of ASR (the "Associates Merger"). In connection with the Associates Merger, the outstanding shares of capital stock of Associates were converted into 70,284 shares of ASR Common Stock. In addition, Don W. Winton entered into an employment agreement with ASR pursuant to the Associates Merger Agreement.

         The description contained herein of the Associates Merger is qualified in its entirety by reference to the Combination Agreement, the Addendum, the Associates Merger Agreement, and ASR's Definitive Proxy Statement filed with the Commission on March 27, 1997, which were attached as exhibits to the Company's Form 8-K filed on May 15, 1997 and are incorporated herein by reference.

         The Pima Mergers

         Pursuant to the Combination Agreement and the Agreement and Plan of Reorganization dated as of November 8, 1996 (the "Pima Mortgage/Pima Realty Merger Agreement") among ASR, Heritage Residential, Pima Realty, Pima Mortgage, JG Mortgage Advisors, Inc. ("JG Mortgage"), JC Mortgage Advisors, Inc. ("JC Mortgage"), FP Mortgage Advisors, Inc. ("FP Mortgage"), and Messrs. Grove, Chan, and Parise, on April 30, 1997 Pima Realty, JG Mortgage, JC Mortgage, and FP Mortgage merged with and into Heritage Residential (the "Pima Mergers"). In connection with the Pima Mergers, the outstanding shares of capital stock of Pima Realty, JG Mortgage, JC Mortgage, and FP Mortgage were converted into an aggregate of 262,008 shares of ASR Common Stock. In addition, each of Jon A. Grove, Joseph C. Chan, and Frank S. Parise, Jr. entered into an employment agreement with ASR pursuant to the Pima Mortgage/Pima Realty Merger Agreement.

         The description contained herein of the Pima Mergers is qualified in its entirety by reference to the Combination Agreement, the Addendum, the Pima Mortgage/Pima Realty Merger Agreement, and ASR's Definitive Proxy Statement which were attached as exhibits to the Company's Form 8-K filed on May 15, 1997 and are incorporated herein by reference.

Other Acquisitions

         The Company has also recently consummated the following acquisitions.

     Ivystone/Woodsedge Apartments. On March 26, 1997, a subsidiary of the Company acquired the Ivystone/Woodsedge Apartments. The Ivystone/Woodsedge Apartments, located in Houston, Texas, consist of 266 units built in 1983. The project was acquired in March 1997 from a third-party seller. At March 31, 1997, the Ivystone/Woodsedge Apartments had an average monthly rent of $417, or $.54 a square foot per month, and an average occupancy rate of 85%. The purchase price for the property was $4,450,000. The Company obtained a new fixed rate first mortgage debt of $3,700,000 secured by the property and bearing interest at 8.39% per annum and maturing in 2007. The main competition for tenants comes from existing multifamily apartment projects in the surrounding FM 1960 West/Champions area of northwest Houston. The Company plans numerous substantive improvements to the property, which are expected to total approximately $700,000. Exterior improvements include replacing all of the existing roofs, complete exterior repaint, parking lot repair, additional landscaping, and installation of fencing and gates. Interior improvements include carpet and vinyl replacement in approximately 40% of the units, installation of new refrigerators in approximately 40% of the units, and installation of washer and dryers in approximately 15% of the units. There are 115 competing apartment projects in the area with the majority of projects completed in the late 1970s to early 1980s, and several additional projects built in the last few years. Typically units built in the 1990s are larger and more expensive and typically have more amenities than older units, and therefore are not direct competition for Ivystone/Woodsedge Apartments. The average occupancy for the area at April 30, 1997 was approximately 93% and the average rental rate was $504 a month or $.60 a square foot per month.

     London Park Apartments. On April 24, 1997, a subsidiary of the Company acquired the London Park Apartments. The London Park Apartments, located in Houston, Texas, consist of 257 units built in 1983. The project was acquired in April 1997 from a third-party seller. At March 31, 1997, the London Park Apartments had an average monthly rent of $498, or $.61 a square foot per month, and an average occupancy rate of 93%. The purchase price for the property was $6,000,000. The Company obtained a new fixed rate first mortgage debt of $4,400,000, secured by the property, and bearing interest at 8.75% per annum and maturing in 2007. The property's main competition for tenants comes from existing multifamily apartment projects in the surrounding FM 1960 West/Champions area of northwest Houston. The Company plans numerous substantive improvements to the property, which are expected to total approximately $500,000. Exterior improvements include replacing all of the existing roofs, siding repair and paint touchup, installation of carports, additional landscaping, and installation of fencing and repair of existing gates. Interior improvements include carpet and vinyl replacement in approximately 40% of the units and replacement of cabinet doors and drawer fronts in approximately 50% of the units. There are 115 competing apartment projects in the area with the majority of projects completed in the late 1970s to early 1980s, and several additional projects built in the last few years. Typically units built in the 1990s are larger and more expensive and typically have more amenities than older units, and therefore are not direct competition for London Park Apartments. The average occupancy for the area at April 30, 1997 was approximately 93% and the average rental rate was $504 a month or $.60 a square foot per month.

     La Privada Apartments. On May 1, 1997, a subsidiary of the Company acquired the remaining 85% interest in the limited liability company that owns the La Privada Apartments. The La Privada Apartments, located in Scottsdale, Arizona, consist of 350 units built in 1987. The project was acquired through a joint venture partnership (in which the Company was the general partner and 15% owner in the property) in June 1995 from a third-party seller. In May 1997, the Company purchased the remaining 85% interest in the partnership from its limited partner for $8,233,000. The Company retained the existing $16,000,000 fixed rate first mortgage debt secured by the property that bears interest at 7.56% and matures in 2001. Concurrently, the Company borrowed an additional $3,000,000 through a floating rate obligation secured by the Company's ownership interest in the property. That loan matures in 1999 and floats at LIBOR plus 3.00%. At March 31, 1997, the La Privada Apartments had an average monthly rent of $870, or $.73 a square foot per month, and an average occupancy rate of 95%. The property's main competition for tenants comes from existing multifamily apartment projects in the surrounding north Scottsdale area of greater Phoenix. The Company plans no major capital improvements due to the completion of approximately $1,200,000 of improvements completed in 1995 and 1996. There are 41 competing apartment projects in the area with the majority of projects completed in the mid-1980s to the mid-1990s, and numerous additional projects built in the last few years. La Privada competes with luxury apartments built in the 1980s as well as new projects built in the last few years. La Privada typically has larger units and lower density (i.e. fewer units to the acre) than its competition. In addition, with its recent improvements the tenant amenities are more akin to a newer 1990's apartment project than a typical 1980's constructed project. The avarage occupancy for the area at March 31, 1997 for stabilized projects was approximately 95% and the average rental rate was $773 a month, or $.80 a square foot per month.

         The Court Apartments. On May 9, 1997, a subsidiary of the Company acquired The Court Apartments. The Court Apartments, located (in the Seattle area) in Renton, Washington, consist of 175 units built in 1980. The project was acquired in May 1997 from a third-party seller. At March 31, 1997, The Court Apartments had an average monthly rent per unit of $416, or $.71 a square foot per month, and an average occupancy rate of 93%. The purchase price of the property was $4,059,000. The Company obtained a new fixed rate first mortgage debt of $2,900,000, secured by the property, bearing interest at 8.669% per annum and maturing in 2007. The Company plans numerous substantive improvements to the property, which are expected to total approximately $400,000. Exterior improvements include replacing existing roofs, siding repair and exterior paint, and asphalt repair. Interior improvements include carpet and vinyl replacement in approximately 60% of the units, replacing approximately 70% of the unit refrigerators, replacing approximately 30% of the unit dishwashers, installation of new thermal pane windows and doors, and replacement of cabinet doors and drawer fronts. The property's main competition for tenants comes from existing multifamily apartment projects in the surrounding area. There are approximately 50 competing apartment projects in the area with the majority of projects completed in the late 1970s to early 1980s, and several additional projects built in the last few years. Typically units built in the 1990s are larger and more expensive and typically have more amenities than older units, and therefore are not direct competition for The Court Apartments. The average occupancy for the area at April 30, 1997 was approximately 97% and the average rental rate was $604 a month or approximately $.73 a square foot per month.

ITEM 7.           FINANCIAL  STATEMENTS,  PRO FORMA  FINANCIAL  INFORMATION, AND
                  EXHIBITS

(a)  FINANCIAL STATEMENTS

         (i)  Winton Properties
               Independent Auditors' Report
               Combined  Historical  Summary of Revenues  and Certain  Operating
                  Expenses for the year ended December 31, 1996 and the three months ended March 31, 1997 (unaudited)
               Notes to  Combined  Historical  Summary of  Revenues  and certain
                  Operating Expenses

         (ii) London Park Apartments
               Independent Auditors' Report
               Historical Summary of Revenues and Certain Operating Expenses for
                  the year ended December 31, 1996 and the three months ended March 31, 1997 (unaudited)
                Notes to  Historical  Summary of Revenues and certain  Operating
                  Expenses

        (iii) La Privada Apartments
               Independent Auditors' Report
               Historical Summary of Revenues and Certain Operating Expenses for
                  the year ended December 31, 1996 and the three months ended March 31, 1997 (unaudited)
                Notes to  Historical  Summary of Revenues and certain  Operating
                  Expenses

         (iv) Ivystone/Woodsedge Apartments and The Court Apartments

               Unaudited  Combined  Historical  Summary of Revenues  and Certain
                  Operating Expenses for the year ended December 31, 1996 and the three months ended March 31, 1997
               Notes to Unaudited  Combined  Historical  Summary of Revenues and
                  Certain Operating Expenses

(b)  PRO FORMA FINANCIAL STATEMENTS

               Introduction
               Pro forma Financial  Information as of March 31, 1997 and for the
                  year ended December 31, 1996 and the three months ended March 31, 1997
               Notes to Unaudited Pro Forma Combined Financial Statements

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders
ASR Investments Corporation:

   We have audited the accompanying combined historical summary of revenues and certain operating expenses (the "Summary") of the Winton Properties (as described in Note 2), for the year ended December 31, 1996. The Summary is the responsiblity of the management of the Winton Properties. Our responsibility is to express an opinion on the Summary based on our audit.

   We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall Summary presentation. We believe that our audit provides a reasonable basis for our opinion.

   The accompanying Summary was prepared for the purpose of complying with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission for inclusion in ASR Investments Corporation's Registration Statement on Form S-3 as described in Note 1 to the Summary and is not intended to be a complete presentation of the Winton Properties' revenues and expenses.

   In our opinion, such Summary presents fairly, in all material respects, the combined revenues and certain operating expenses, as defined above, of the Winton Properties for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

Deloitte & Touche LLP
Tucson, Arizona
April 25, 1997

                                WINTON PROPERTIES
                   COMBINED HISTORICAL SUMMARY OF REVENUES AND
                           CERTAIN OPERATING EXPENSES
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                             (DOLLARS IN THOUSANDS)

     Rental income ..........................................       $14,348
     Other apartment operating income .......................           254
                                                                    -------
     Total revenue ..........................................        14,602
                                                                    -------

     Certain Operating Expenses
       Operating and maintenance expenses ...................         4,891
       Real estate taxes and insurance ......................         1,882
                                                                    -------
     Total certain operating expenses .......................         6,773
                                                                    -------
     Excess of revenue over certain operating expenses ......       $ 7,829
                                                                    =======

              See accompanying notes to the historical summary of
                    revenues and certain operating expenses.

                                WINTON PROPERTIES
                   COMBINED HISTORICAL SUMMARY OF REVENUES AND
                           CERTAIN OPERATING EXPENSES
                      FOR THE QUARTER ENDED MARCH 31, 1997
                                 (IN THOUSANDS)
                                   (UNAUDITED)

     Rental income ...........................................       $3,719
     Other apartment operating income ........................           64
                                                                     ------
     Total revenue ...........................................        3,783
                                                                     ------

     Certain Operating Expenses
       Operating and maintenance expenses ....................        1,229
       Real estate taxes and insurance .......................          503
                                                                     ------
     Total certain operating expenses ........................        1,732
                                                                     ------
     Excess of revenue over certain operating expenses .......       $2,051
                                                                     ======

              See accompanying notes to the historical summary of
                    revenues and certain operating expenses.

                                WINTON PROPERTIES
                NOTES TO COMBINED HISTORICAL SUMMARY OF REVENUES
                         AND CERTAIN OPERATING EXPENSES
                      FOR THE YEAR ENDED DECEMBER 31, 1996

1. BASIS OF PRESENTATION

   The combined historical summary of revenues and certain operating expenses (the "Summary") has been prepared in accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission ("Rule 3-14"). The Summary reflects the historical revenues and certain operating expenses of the thirteen apartment communities and one commercial property as listed in Note 2 (the "Winton Properties") for the year ended December 31, 1996. ASR Investments Corporation ("ASR") has entered into agreements to acquire the Winton Properties from unaffiliated third parties. In accordance with Rule 3-14, the Summary includes certain operating and maintenance costs, real estate taxes and insurance expenses, but excludes mortgage interest, depreciation and corporate expenses as they are dependent upon a particular owner, purchase price or other financial arrangement. Accordingly, the expenses reflected in the Summary may not be comparable to the expenses to be incurred by ASR in the operations of the properties. ASR is not aware of any material factors relating to the Winton Properties other than those set forth herein that would cause the Summary not to be indicative of the future operating results of the properties.

   The Summary has been prepared on the accrual method of accounting. The apartment communities have operating leases with terms generally of one year or less. The commercial property has operating leases with remaining terms of 11 months to 91 months as of March 31, 1997. Rental income is recognized as earned.

2. WINTON PROPERTIES

   Below is certain information relating to the Winton Properties:

Apartment Communities

          PROPERTY NAME                         LOCATION           NO. OF UNITS
-------------------------------           -------------------    --------------
Briar Park Apartments .................   Houston, Texas                80
Chelsea Park Apartments ...............   Houston, Texas               204
Timbercreek Landings Apartments           Houston, Texas               204
14400 Montfort Townhomes  .............   Dallas, Texas                 83
Springfield Apartments ................   Dallas, Texas                218
Greenwood Creek Apartments. ...........   Fort Worth, Texas            328
Aspen Court Apartments ................   Arlington, Texas             140
Country Club Place Apartments  ........   Richmond, Texas              169
Highlands of Preston Apartments           Plano, Texas                 220
Marymont Apartments ...................   Tomball, Texas               128
Riverway Apartments ...................   Bay City, Texas              152
Campus Commons North Apartments........   Pullman, Washington          234
Campus Commons South Apartments........   Pullman, Washington          100

Commercial Property

            PROPERTY NAME                          LOCATION         SQUARE FEET
------------------------------------               --------         -----------
Pacific South Center Office Building ........ Seattle, Washington     73,232

3. USE OF ESTIMATES

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect some of the amounts reported in the consolidated financial statements. Actual results could differ from those estimates.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders
ASR Investments Corporation:


   We have audited the accompanying historical summary of revenues and certain operating expenses (the "Summary") of London Park Apartments, for the year ended December 31, 1996. The Summary is the responsiblity of the management of ASR Investments Corporation. Our responsibility is to express an opinion on the Summary based on our audit.

   We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall Summary presentation. We believe that our audit provides a reasonable basis for our opinion.

   The accompanying Summary was prepared for the purpose of complying with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission for inclusion in ASR Investments Corporation's Registration Statement on Form S-3 as described in Note 1 to the Summary and is not intended to be a complete presentation of London Park Apartments' revenues and expenses.

   In our opinion, such Summary presents fairly, in all material respects, the revenues and certain operating expenses, as defined above, of London Park Apartments for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

Deloitte & Touche LLP
Tucson, Arizona
May 29, 1997

                             LONDON PARK APARTMENTS
          HISTORICAL SUMMARY OF REVENUES AND CERTAIN OPERATING EXPENSES
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                    AND THE THREE MONTHS ENDED MARCH 31, 1997
                                 (IN THOUSANDS)


                                                             1996       1997
                                                            ------     ------
                                                                     (UNAUDITED)

     Rental income ....................................     $1,306     $  347
     Other operating income ...........................         22          6
                                                            ------     ------
     Total revenue ....................................      1,328        353
                                                            ------     ------

     Certain Operating Expenses
       Operating and maintenance expenses .............        514        120
       Real estate taxes and insurance ................        282         80
                                                            ------     ------
     Total certain operating expenses .................        796        200
                                                            ------     ------
     Excess of revenues over certain operating expenses     $  532     $  153
                                                            ======     ======

              See accompanying notes to the historical summary of
                    revenues and certain operating expenses.

                             LONDON PARK APARTMENTS
                     NOTES TO HISTORICAL SUMMARY OF REVENUES
                         AND CERTAIN OPERATING EXPENSES
                      FOR THE YEAR ENDED DECEMBER 31, 1996
              AND THE THREE MONTHS ENDED MARCH 31, 1997 (UNAUDITED)


1. BASIS OF PRESENTATION

   London Park Apartments is a 257-unit apartment community located in Houston, Texas. The historical summary of revenues and certain operating expenses (the "Summary") of London Park Apartments has been prepared in accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission ("Rule 3-14"). ASR acquired the property in April 1997 from an unrelated party. In accordance with Rule 3-14, the Summary includes certain operating and maintenance expenses, real estate taxes and insurance expenses, but excludes property management fee expense, mortgage interest, depreciation and corporate expenses as they are dependent upon a particular owner, purchase price or other financial arrangement. Accordingly, the expenses reflected in the Summary may not be comparable to the expenses to be incurred by ASR in the operations of the property. ASR is not aware of any material factors relating to the property other than those set forth herein that would cause the Summary not to be indicative of the future operating results of the property.

   The Summary has been prepared on the accrual method of accounting. The property has operating leases with terms generally of one year or less.
Rental income is recognized as earned.

2. USE OF ESTIMATES

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect some of the amounts reported in the financial statements. Actual results could differ from those estimates.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders
ASR Investments Corporation:


   We have audited the accompanying historical summary of revenues and certain operating expenses (the "Summary") of La Privada Apartments, for the year ended December 31, 1996. The Summary is the responsiblity of the management of ASR Investments Corporation. Our responsibility is to express an opinion on the Summary based on our audit.

   We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall Summary presentation. We believe that our audit provides a reasonable basis for our opinion.

   The accompanying Summary was prepared for the purpose of complying with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission for inclusion in ASR Investments Corporation's Registration Statement on Form S-3 as described in Note 1 to the Summary and is not intended to be a complete presentation of La Privada Apartments' revenues and expenses.

   In our opinion, such Summary presents fairly, in all material respects, the revenues and certain operating expenses, as defined above, of La Privada Apartments for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

Deloitte & Touche LLP
Tucson, Arizona
May 23, 1997

                              LA PRIVADA APARTMENTS
          HISTORICAL SUMMARY OF REVENUES AND CERTAIN OPERATING EXPENSES
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                    AND THE THREE MONTHS ENDED MARCH 31, 1997
                                 (IN THOUSANDS)

                                                             1996       1997
                                                            ------     ------
                                                                     (UNAUDITED)

     Rental income ....................................     $3,199     $  829
     Other operating income ...........................        100         23
                                                            ------     ------
     Total revenue ....................................      3,299        852
                                                            ------     ------

     Certain Operating Expenses
       Operating and maintenance expenses .............        897        188
       Real estate taxes and insurance ................        160         55
                                                            ------     ------
     Total certain operating expenses .................      1,057        243
                                                            ------     ------
     Excess of revenues over certain operating expenses     $2,242     $  609
                                                            ======     ======

               See accompanying notes to the historical summary of
                    revenues and certain operating expenses.

                              LA PRIVADA APARTMENTS
                     NOTES TO HISTORICAL SUMMARY OF REVENUES
                         AND CERTAIN OPERATING EXPENSES
                      FOR THE YEAR ENDED DECEMBER 31, 1996
              AND THE THREE MONTHS ENDED MARCH 31, 1997 (UNAUDITED)


1. BASIS OF PRESENTATION

   La Privada Apartments is a 350-unit apartment community located in Scottsdale, Arizona which until May 1997 was owned by a joint venture between ASR and an unrelated party. The historical summary of revenues and certain operating expenses (the "Summary") has been prepared in accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission ("Rule 3-14"). On May 1, 1997, ASR acquired the remaining 85% interest in La Privada Apartments L.L.C. (the "LLC") and thus owns 100% of the community. ASR was the managing member of the LLC and an affiliate of ASR was the property manager of the community. In accordance with Rule 3-14, the Summary includes certain operating and maintenance expenses, real estate taxes and insurance expenses, but excludes property management fee expense, mortgage interest, depreciation and corporate expenses as they are dependent upon a particular owner, purchase price or other financial arrangement. Accordingly, the expenses reflected in the Summary may not be comparable to the expenses to be incurred by ASR in the operations of the property. ASR is not aware of any material factors relating to the property other than those set forth herein that would cause the Summary not to be indicative of the future operating results of the property.

   The Summary has been prepared on the accrual method of accounting. The property has operating leases with terms generally of one year or less.
Rental income is recognized as earned.

2. USE OF ESTIMATES

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect some of the amounts reported in the financial statements. Actual results could differ from those estimates.

                           OTHER ACQUIRED COMMUNITIES
     COMBINED HISTORICAL SUMMARY OF REVENUES AND CERTAIN OPERATING EXPENSES
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                    AND THE THREE MONTHS ENDED MARCH 31, 1997
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                             1996        1997
                                                            ------     ------

     Rental income ....................................     $1,885     $  468
     Other operating income ...........................         55         13
                                                            ------     ------
     Total revenue ....................................      1,940        481
                                                            ------     ------

     Certain Operating Expenses
       Operating and maintenance expenses .............        838        184
       Real estate taxes and insurance ................        234         53
                                                            ------     ------
     Total certain operating expenses .................      1,072        237
                                                            ------     ------
     Excess of revenues over certain operating expenses     $  868     $  244
                                                            ======     ======

              See accompanying notes to the historical summary of
                    revenues and certain operating expenses.

                        OTHER ACQUISITION COMMUNITIES
               NOTES TO COMBINED HISTORICAL SUMMARY OF REVENUES
                        AND CERTAIN OPERATING EXPENSES
                     FOR THE YEAR ENDED DECEMBER 31, 1996
                  AND THE THREE MONTHS ENDED MARCH 31, 1997
                                 (UNAUDITED)

1. BASIS OF PRESENTATION

   The combined historical summary of revenues and certain operating expenses (the "Summary") has been prepared in accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission ("Rule 3-14"). The Summary reflects the combined historical operating revenues and certain operating expenses of two apartment communities (the "Other Acquisition Communities"): the Ivystone/ Woodridge Apartments acquired in March 1997, and The Court Apartments acquired in May 1997. In accordance with Rule 3-14, the Summary includes certain operating and maintenance expenses, real estate taxes and insurance expenses, but excludes property management fee expense, mortgage interest, depreciation and corporate expenses as they are dependent upon a particular owner, purchase price or other financial arrangement. Accordingly, the expenses reflected in the Summary may not be comparable to the expenses to be incurred by ASR in the operations of the properties. ASR is not aware of any material factors relating to the properties other than those set forth herein that would cause the Summary not to be indicative of the future operating results of the properties.

   The Summary has been prepared on the accrual method of accounting. The properties have operating leases with terms generally of one year or less. Rental income is recognized as earned.

2. USE OF ESTIMATES

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect some of the amounts reported in the financial statements. Actual results could differ from those estimates.

                Unaudited Pro Forma Combined Financial Statements


   The following unaudited pro forma combined financial statements give effect to the following transactions (collectively the "Transactions") that occurred during the period from April 1, 1997 to May 30, 1997, (i) the acquisition of the Winton Properties, (ii) the acquisition of Winton & Associates, (iii) the acquisition of Pima Mortgage Limited Partnership and Pima Realty Advisors, Inc. (the "Pima Entities"), (iv) the acquisition of London Park Apartments, (v) the acquisition of the remaining 85% interest in La Privada Apartments L.L.C. and the related sale of the interests in the other five joint ventures, (vi) the acquisitions of Ivystone/Woodsedge Apartments and The Court Apartments, and
(vii) the issuance of 187,847 shares of Common Stock for cash in April and May. The acquisition of the Winton Properties, Winton & Associates and the Pima Entities are collectively referred to as the "Winton Related Acquisitions" in this section. The pro forma combined balance sheet as of March 31, 1997 has been prepared as if the Transactions had occurred on March 31, 1997. The pro forma combined income statements for the year ended December 31, 1996 and the three months ended March 31, 1997 have been prepared as if the Transactions had been consummated as of January 1, 1996. Adjustments necessary to reflect these assumptions and to restate the historical combined financial statements are presented in the Pro Forma Adjustments columns and are described in the Notes thereto.


   The historical financial information for the Company is derived from the audited consolidated financial statements of the Company as of and for the year ended December 31, 1996 and the unaudited consolidated financial statements as of and for the three months ended March 31, 1997. The historical financial information for the properties and entities acquired is derived from unaudited financial statements of the properties or entities, as adjusted to reflect certain preacquisition transactions.

   The unaudited pro forma combined financial statements are not necessarily indicative of what the actual financial position would have been at March 31, 1997 or the actual results of operations for the year ended December 31, 1996 and the three months ended March 31, 1997 had the Transactions occurred on the assumed dates described above, nor does it purport to present the future financial position or results of operations of the Company.

Unaudited Pro Forma Combined Balance Sheet As of March 31, 1997
(In thousands except for per share data)

                                                      Winton
                                           ASR        Related       Pro Forma    Pro Forma
                                        Historical  Acquisitions   Adjustments    Combined
                                        ----------  ------------   -----------   ---------
                   ASSETS

Real Estate Investments ...............                              $  31,244 (A)
                                                                         6,119 (D)
                                                                        25,502 (E)
 Properties, net of depreciation ......   $  70,624   $ 53,361           4,114 (F) $ 190,964
                                                                         1,757 (A)
                                                                           538 (D)
Restricted cash and deferred loan cost        4,231                        347 (F)     6,873
Investments in joint ventures .........       2,788                     (2,788)(E)         0
Construction in progress ..............      18,528                                   18,528
Land held for investment ..............         925                                      925
Other real estate .....................       1,617                                    1,617
                                          ---------   --------       ---------     ---------
  Total real estate investments .......      98,713     53,361          66,833       218,907
Mortgage assets .......................       3,270                                    3,270
                                                                        (4,507)(A)
                                                                        (2,257)(D)
                                                                        (3,171)(E)
Cash ..................................      10,781        127          (1,561)(F)     2,806
                                                                         3,394 (G)
Goodwill ..............................                                  1,408 (B)     1,408
Other assets ..........................       1,269        738                         2,007
                                          ---------   --------       ---------     ---------
  Total assets ........................   $ 114,033   $ 54,226       $  60,139     $ 228,398
                                          =========   ========       =========     =========

           LIABILITIES AND EQUITY
Liabilities ...........................                              $   4,400 (D)
                                                                        19,074 (E)
 Real estate loans ....................   $  63,771   $ 49,396           2,900 (F) $ 139,541
Short-term borrowings .................         500                                      500

Other liabilities .....................       4,665        746                         5,411
                                          ---------   --------       ---------     ---------
  Total liabilities ...................      68,936     50,142          26,374       145,452
                                                                           469 (E)
                                                                         5,250 (C)
                                                                        (5,250)(C)
                                                                         1,408 (B)
Stockholders' Equity ..................      45,097      4,084          28,494 (A)    82,946
                                          ---------   --------       ---------     ---------
  Total liabilities and Stockholders'
 Equity ...............................   $ 114,033   $ 54,226       $  60,139     $ 228,398
                                          =========   ========       =========     =========

 Outstanding common shares and LP Units..     3,234                                    5,380
Book value per share (L) ..............   $   13.94                                $   15.42

       See Notes to Unaudited Pro Forma Combined Financial Statements.

Unaudited Pro Forma Combined Income Statement For Year Ended December 31, 1996 (In Thousands Except For Per Share Data)

                                                WINTON
                                   ASR         RELATED      LONDON                   OTHER        PRO FORMA     PRO FORMA
                                HISTORICAL   ACQUISITIONS    PARK    LA PRIVADA   ACQUISITIONS   ADJUSTMENTS    COMBINED
                              ------------ -------------- -------- ------------ -------------- -------------- -----------
Real Estate Operations
 Rental income ...............$ 14,581     $14,602        $1,328   $ 3,299      $ 1,940                       $ 35,750
Property management fees  ....               1,859                                             ($    1,103) (H)    756
Commission and other income  .                  34                                                                  34
                              ------------ -------------- -------- ------------ -------------- -------------- -----------
  Total real estate income  ..  14,581      16,495         1,328     3,299        1,940            (1,103)      36,540
                              ------------ -------------- -------- ------------ -------------- -------------- -----------
 Operating and maintenance  ..  (5,404)     (6,371)         (514)     (897)        (838)             1,103 (H) (12,921)
Real estate taxes and           (1,451)     (1,882)         (282)     (160)        (234)                        (4,009)
 insurance ...................
Interest expense .............  (4,348)                                                         (6,408)(N)     (10,756)
Depreciation and amortization   (2,819)                                                            (4,860) (M)  (7,679)
                              ------------ -------------- -------- ------------ -------------- -------------- -----------
  Real estate operating        (14,022)     (8,253)         (796)   (1,057)      (1,072)          (10,165)     (35,365)
 expenses ....................
                              ------------ -------------- -------- ------------ -------------- -------------- -----------
Real estate operating income       559       8,242           532     2,242          868           (11,268)       1,175
                              ------------ -------------- -------- ------------ -------------- -------------- -----------
Mortgage Asset Income
 Prospective yield income  ...   2,630                                                                 193 (I)   2,823
Income from redemptions and      9,461                                                                           9,461
 sales .......................
Interest expense .............    (181)                                                                           (181)
                              ------------ -------------- -------- ------------ -------------- -------------- -----------
Income from mortgage assets  .  11,910           0             0         0            0                193      12,103
                              ------------ -------------- -------- ------------ -------------- -------------- -----------
Other Income and Expenses
 Amortization of goodwill  ...                                                                     (70)(K)         (70)
Management fees ..............                 575                                                   (575) (I)       0
Interest and other income  ...    (425)         70                                                (594)(J)        (949)
Administrative expenses  .....  (3,203)       (593)                                                    638 (I)  (3,158)
                              ------------ -------------- -------- ------------ -------------- -------------- -----------
  Other income and expense  ..  (3,628)         52             0         0            0              (601)      (4,177)
                              ------------ -------------- -------- ------------ -------------- -------------- -----------
Net Income ...................$  8,841     $ 8,294        $  532   $ 2,242      $   868        ($   11,676)   $  9,101
                              ============ ============== ======== ============ ============== ============== ===========
Net Income per share (L)  ....$   2.80                                                                        $   1.72
Dividends declared per share  $   2.00                                                                        $   2.00
Weighted average common
 shares outstanding ..........   3,153                                                                           5,299

         See Notes to Unaudited Pro Forma Combined Financial Statements. Unaudited Pro Forma Combined Income Statement For Quarter Ended March 31, 1997 (In Thousands Except For Per Share Data)

                                                WINTON
                                   ASR         RELATED      LONDON                   OTHER        PRO FORMA    PRO FORMA
                                HISTORICAL   ACQUISITIONS    PARK    LA PRIVADA   ACQUISITIONS   ADJUSTMENTS   COMBINED
                              ------------ -------------- -------- ------------ -------------- ------------- -----------
Real Estate Operations
 Rental income ...............$ 3,702      $ 3,783        $ 353    $ 852        $ 481                        $ 9,171
Property management fees  ....                 422                                             ($ 302)(H)        120
Commission and other income  .                   2                                                                 2
                              ------------ -------------- -------- ------------ -------------- ------------- -----------
  Total real estate income  ..  3,702        4,207          353      852          481              (302)       9,293
                              ------------ -------------- -------- ------------ -------------- ------------- -----------
 Operating and maintenance  .. (1,343)      (1,695)        (120)    (188)        (184)               302 (H)  (3,228)
Real estate taxes and            (341)        (503)         (80)     (55)         (53)                        (1,032)
 insurance ...................
Interest expense ............. (1,123)                                                           (1,604) (N)  (2,727)
Depreciation and amortization    (680)                                                           (1,194) (M)  (1,874)
                              ------------ -------------- -------- ------------ -------------- ------------- -----------
  Real estate operating        (3,487)      (2,198)        (200)    (243)        (237)           (2,496)      (8,861)
 expenses ....................
                              ------------ -------------- -------- ------------ -------------- ------------- -----------
Real estate operating income      215        2,009          153      609          244            (2,798)         432
                              ------------ -------------- -------- ------------ -------------- ------------- -----------
Mortgage Asset Income
 Prospective yield income  ...    330                                                                 40 (I)     370
Income from redemptions and     5,338                                                                          5,338
 sales .......................
Interest expense .............    (17)                                                                           (17)
                              ------------ -------------- -------- ------------ -------------- ------------- -----------
Income from mortgage assets  .  5,651            0            0        0            0                 40       5,691
                              ------------ -------------- -------- ------------ -------------- ------------- -----------
Other Income and Expenses
 Amortization of goodwill  ...                                                                   (18)(K)         (18)
Management fees ..............                 135                                              (135)(I)           0
Interest and other income  ...    187           12                                              (142)(J)          57
Administrative expenses  ..... (1,107)         (49)                                                   60 (I)  (1,096)
                              ------------ -------------- -------- ------------ -------------- ------------- -----------
  Other income and expenses  .   (920)          98            0        0            0              (235)      (1,057)
                              ------------ -------------- -------- ------------ -------------- ------------- -----------
Net Income ...................$ 4,946      $ 2,107        $ 153    $ 609        $ 244          ($  2,993)    $ 5,066
                              ============ ============== ======== ============ ============== ============= ===========
Net Income per share (L)  ....$  1.52                                                                        $  0.95
Dividends declared per share  $  0.50                                                                        $  0.50
Weighted average common
 shares outstanding ..........  3,159                                                                          5,305

         See Notes to Unaudited Pro Forma Combined Financial Statements.

Notes to Unaudited Pro Forma Combined Financial Statements

Pro Forma Balance Sheet as of March 31, 1997

(A) The acquisition of the Winton Properties is recorded as a purchase in accordance with generally accepted accounting principles and, accordingly, the assets and liabilities acquired are presented at the estimated fair values. The 15 Winton Partnerships contributed the Winton Properties to Heritage LP in which the Company is the general partner and Heritage LP (i) assumed or refinanced first mortgage loans totaling approximately $49,396,000, (ii) paid $1,250,000 in cash to the sellers for transactional costs, (iii) issued 683,626 shares of Common Stock, and (iv) issued 942,184 LP Units with each LP Unit convertible into one share of Common Stock after one year. For financial reporting purposes, the Common Stock and LP Units are recorded at a per share fair value of $20.038, which is the average closing price of the Common Stock on the Amex for the 10-day period prior to public announcement of the acquisition on November 19, 1996. The pro forma adjustments are as follows (in thousands):

                                                                  DEBIT (CREDIT)
                                                                  --------------
Purchase price of Winton Properties ..............................   $ 83,224
Estimated transaction costs ......................................      1,500
Less historical carrying value of the Winton Properties
 Properties, net of depreciation .................................    (53,361)
Other assets .....................................................       (119)
                                                                     --------
  Increase to real estate ........................................     31,244
                                                                     --------
Deposits to loan escrow accounts .................................      1,286
Loan origination and assumption fees .............................        471
                                                                     --------
  Increase in restricted cash and deferred loan costs ............      1,757
                                                                     --------
Estimated transaction costs ......................................     (1,500)
Cash payment to sellers ..........................................     (1,250)
Loan escrow deposits and loan fees ...............................     (1,757)
                                                                     --------
  Decrease in cash ...............................................     (4,507)
                                                                     --------
Increase in equity from issuance of Common Stock and LP Units ....    (28,494)
                                                                     --------
                                                                     $      0
                                                                     ========

(B) The acquisition of Winton & Associates is accounted for as a purchase in accordance with generally accepted accounting principles. The Company issued 70,284 shares of Common Stock which are recorded at fair value of $20.038 per share. As it is an acquisition of a business from a third party, the cost of $1,408,000 is recorded as goodwill and is being amortized to expense over a 20-year period. The pro forma adjustments are as follows (in thousands):

Increase in goodwill ...........................................        $ 1,408
Increase in equity from issuance of Common Stock ...............         (1,408)
                                                                        -------
                                                                        $     0
                                                                        =======


(C) The purchase price for the Pima Entities of $5,250,000 was negotiated between the owners of the Pima Entities, who are also executive officers and directors of the Company, and the Special Committee of the Board of Directors. The Special Committee obtained an opinion from Oppenheimer & Company, Inc. as to the fairness, from a financial point of view, of the consideration paid. The 262,008 shares of Common Stock issued was calculated based on a per share fair value of $20.038. The cost of the Pima Entities is assigned to the contracts between the Company and the Pima Entities. As the contracts are effectively terminated, the cost of $5,250,000 is charged to contract termination expense in the second quarter of 1997. Since the cost will not be a recurring expense, no adjustment is made in the Unaudited Pro Forma Combined Income Statements. The pro forma adjustments are as follows (in thousands):


Write off of purchase price as a contract termination expense .....     $ 5,250
Increase in equity from issuance of Common Stock ..................      (5,250)
                                                                        -------
                                                                        $     0
                                                                        =======

(D) The Company acquired London Park Apartments in April 1997 for $6,000,000 and obtained a first mortgage loan of $4,400,000. The pro forma adjustments are as follows:


Purchase price ...................................................      $ 6,000
Estimated transaction costs ......................................          119
                                                                        -------
  Increase to real estate ........................................        6,119
                                                                        -------
Deposits to loan escrow accounts .................................          488
Loan origination and assumption fees .............................           50
                                                                        -------
Increase in restricted cash and deferred loan ....................          538
 costs
Purchase price and transaction costs .............................        6,119
Increase in real estate loans ....................................       (4,400)
                                                                        -------
  Decrease in cash .................................($ ...........        2,257)
                                                                        =======

(E) The Company acquired the remaining 85% interest in La Privada Apartments L.L.C. (the "LLC") for $8,233,000. Accordingly, the assets and liabilities of the LLC are included in the pro forma combined financial statements of the Company. The Company obtained a $3,000,000 loan secured by its interest in the LLC. The Company also sold its 15% interest in the other five joint ventures for $2,062,000. Accordingly, the investment is joint ventures is eliminated. The pro forma adjustments are as follows (in thousands):

                                                                  DEBIT (CREDIT)
                                                                  --------------

Purchase price of the 85% equity .................................   $  8,233
Carrying value of 15% interest in the LLC ........................      1,195
Mortgage loan of the LLC .........................................     16,074
                                                                     --------
  Increase to real estate ........................................     25,502
                                                                     --------
Carrying value of 15% interest in the LLC ........................     (1,195)
Carrying value of equity in the joint ventures sold ..............     (1,593)
                                                                     --------
Elimination of investment in all joint ventures ..................     (2,788)
                                                                     --------
Purchase price of the 85% equity .................................     (8,233)
Proceeds from sale of interests in other joint ventures ..........      2,062
Increase in real estate loans ....................................      3,000
                                                                     --------
  Decrease in cash ...............................................     (3,171)
                                                                     --------
Increase in real estate loans ....................................    (19,074)
                                                                     --------
Sale price of interests in joint ventures ........................     (2,062)
Less carrying value of equity in the joint ventures sold .........      1,593
                                                                     --------
Gain on sale of joint ventures ...................................       (469)
                                                                     --------
  Total ..........................................................   $      0
                                                                     ========

(F) The Company acquired The Court Apartments in May 1997 for $4,059,000 and obtained a mortgage loan for $2,900,000. The pro forma adjustments are as follows (in thousands):


Purchase price .................................................        $ 4,059
Estimated transaction costs ....................................             55
                                                                        -------
  Increase to real estate ......................................          4,114
                                                                        -------
Deposits to loan escrow accounts ...............................            294
Loan origination and assumption fees ...........................             53
                                                                        -------
  Increase in restricted cash and deferred loan ................            347
 costs
Purchase price and transaction costs ...........................          4,114
Increase in real estate loans ..................................         (2,900)
                                                                        -------
  Decrease in cash .............................................        ($1,561)
                                                                        =======

(G) The Company issued 110,500 shares of Common Stock for cash in April 1997 and 77,347 shares of Common Stock in May for cash. The pro forma adjustments are as follows:


Cash proceeds ..............................................            $ 3,394
Increase in stockholders' equity ...........................             (3,394)
                                                                        -------
                                                                        $     0
                                                                        =======

Pro Forma Combined Income Statement Adjustments For the Year Ended December 31, 1996 and the Three Months Ended March 31, 1997.

(H) Winton & Associates provided property management services relating to the Winton Properties, and Pima Realty provided property management services on the Company's properties. The adjustments to eliminate the property management fees previously charged are as follows (in thousands):

                                                         1996              1997
                                                        ------            ------
Pima Realty ................................            $  472            $  145
Winton & Associates ........................               631               157
                                                        ------            ------
                                                        $1,103            $  302
                                                        ======            ======

(I) Pima Mortgage provided advisory and bond administration services to the Company on a fee basis pursuant to a management agreement. The Company has entered into employment agreements with the three officers of the corporate partners of Pima Mortgage. The Company expects to eliminate the expenses incurred by Pima Mortgage (consisting of salaries to the officers of the corporate partners) offset by costs incurred by the Company under the employment agreements. The adjustments to reflect elimination of the advisory and bond administration fees, elimination of the Pima Mortgage expenses, and the addition of salaries to be paid by the Company are as follows (in thousands):


                                                                1996       1997
                                                               -----      -----
Elimination of bond administration fees expense ..........     $ 193      $  40
                                                               =====      =====
Elimination of management fee income
 Bond administration fee income ..........................     ($193)     ($ 40)
Management fee income ....................................      (382)       (95)
                                                               -----      -----
  Total ..................................................     ($575)     ($135)
                                                               =====      =====
Elimination of management fees expense and
 addition of salary expense
 Elimination of management fee expense ...................     $ 382      $  95
Elimination of Pima Mortgage salary expenses .............       593         49
Addition of salaries under employment agreements .........      (337)       (84)
                                                               -----      -----
  Reduction in operating expenses ........................     $ 638      $  60
                                                               =====      =====

(J) To eliminate interest and dividend income on certain assets of the Pima Entities not acquired by the Company and to reduce the Company's interest income to reflect cash used in the Transactions (in thousands).

                                                                1996        1997
                                                                ----        ----
Elimination of the Pima Entities' income ...............        $ 70        $ 12
Reduction of the Company's interest income .............         520         130
                                                                ----        ----
  Reduction of other income ............................        $594        $142
                                                                ====        ====

(K) To amortize the recorded purchase price of Winton & Associates over a 20-year period.

(L) The acquired entities include 15 independent partnerships and Pima Mortgage for which there are no common partnership interests. As a result, no historical or pro forma amounts for either book value or net income per share are calculable for such entities.

(M) Increase in depreciation and amortization charges to reflect depreciation and amortization based on ASR's acquisition costs calculated utilizing an estimated life of 27.5 years on the property, seven years on personal property and improvements, and the remaining life on loan costs and acquisition costs are allocated 85% to buildings and improvements in accordance with ASR's estimated allocations:


                                                                 DEPRECIATION OR
                                                                  AMORTIZATION
                                                                      LIFE
                                                                      ----
Acquisition costs allocated to:
     Land .......................................................
     Buildings ..................................................     27.5
     Personal property and improvement ..........................      7
     Transaction and loan costs .................................      7

The resulting pro forma depreciation and amortization expense is (in thousands):


                                                          1996             1997
                                                         ------           ------
Winton Properties ............................           $3,607           $  875
London Park Apartments .......................              164               46
La Privada Apartments ........................              857              208
Other Communities ............................              232               65
                                                         ------           ------
  Total Pro Forma ............................           $4,860           $1,194
 Adjustment
                                                         ======           ======

(N) The pro forma adjustments to the interest expense reflecting mortgage loans obtained or assumed are as follows (in thousands):


                                                            1996           1997
                                                           ------         ------
Winton Properties ................................         $4,004         $1,001
London Park Apartments ...........................            375             94
La Privada Apartments ............................          1,470            368
Other Communities ................................            559            141
                                                           ------         ------
  Total ..........................................         $6,408         $1,604
                                                           ======         ======

(O) Although the Company believes that funds from operations ("FFO") is a measure commonly reported and widely used by analysts, investors, and other interested parties in the REIT industry as a measure of performance of an equity REIT, all REITs and financial analysts do not calculate FFO in the same manner and, as a result, FFO as used in this Prospectus may not be comparable to similarly titled measures as reported by other companies. FFO is generally defined as net income plus certain non-cash charges (primarily depreciation and amortization), less gains from sales of assets and after adjustments for unconsolidated partnerships and joint ventures. As a result, FFO provides a view of REIT performance without regard to depreciation and amortization, gains on sales of assets, and corresponding income and expenses in unconsolidated partnerships and joint ventures. The Company considers income from redemptions and sales of Mortgage Assets to be similar in nature to gains from sales of real estate and has thus excluded such income in determining the Company's FFO, as modified. Other adjustments consist of depreciation and amortization and amortization of goodwill. FFO, as modified, should not be considered as an alternative to net income (determined in accordance with generally accepted accounting principles) as an indication of the Company's financial performance or to cash flow through operating activities (determined in accordance with generally accepted accounting principles) as a measure of liquidity. FFO, as presented, differs from cash flow through operating activities (determined in accordance with generally accepted accounting principles) as (i) FFO excludes income from sales and redemptions of Mortgage Assets that are included in cash flow through operating activities and (ii) FFO is not adjusted for changes in accrual as is cash flow through operating activities. FFO is also not adjusted for cash flow through investing or financing activities (determined in accordance with generally accepted accounting principles). FFO, as modified, is calculated as follows (in thousands):

                                            YEAR ENDED             QUARTER ENDED
                                         DECEMBER 31, 1996        MARCH 31, 1997
                                     ----------------------- -----------------------
                                          ASR         ASR         ASR         ASR
                                       HISTORICAL   COMBINED   HISTORICAL   COMBINED
                                     ------------ ---------- ------------ ----------
Net Income ..........................$ 8,841      $ 9,101    $ 4,946      $ 5,066
Depreciation and amortization  ......  2,819        7,679        680        1,874
Adjustment for unconsolidated            297          --         105          --
 joint ventures .....................
Amortization of goodwill ............                  70                      18
Income from redemptions and sales of  (9,461)      (9,461)    (5,338)      (5,338)
 mortgage assets ....................
                                     ------------ ---------- ------------ ----------
Funds from operations, as modified  .$ 2,496      $ 7,389    $   393      $ 1,620
                                     ============ ========== ============ ==========

     Pursuant to the requirements of the Security Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


ASR INVESTMENTS CORPORATION


By: /s/ Joseph Chan
    ------------------------------
Name:  Joseph Chan
Its:   Executive Vice President, Chief Operating Officer,
       Secretary and Treasurer

June 16, 1997
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